Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Napster, Inc. (the “Registrant”) on Form 10-K for the fiscal year ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of, Wm. Christopher Gorog, Chairman of the Board and Chief Executive Officer of the Registrant and Suzanne M. Colvin, Vice President, Finance and Interim Chief Financial Officer of the Registrant, certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her respective knowledge:

1. The Report, to which this certification is attached as Exhibit 32.1 fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ WM. CHRISTOPHER GOROG
Wm. Christopher Gorog Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)
June 11, 2008
By:	/s/ SUZANNE M. COLVIN
Suzanne M. Colvin Vice President, Finance, and Interim Chief Financial Officer (Principal Financial and Accounting Officer)
June 11, 2008

This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.